UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 25, 2010

FNB UNITED CORP.

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-13823	56-1456589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 South Fayetteville Street, Asheboro, North Carolina	27203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (336) 626-8300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of FNB United Corp. was held on May 25, 2010. The following is a tabulation of the voting on the proposals presented at the annual meeting:

Proposal 1: The election of four Class III directors, each to serve for a three-year term expiring at the 2013 annual meeting of shareholders and until their respective successors have been duly elected and qualified. In connection with his retirement on April 22, 2010, Mr. Michael C. Miller withdrew his nomination for election as a director following the mailing of the corporation’s proxy statement to shareholders. After Mr. Miller’s withdrawal, the board of directors reduced the number of directors in Class III from five to four. There were 2,426,186 broker nonvotes.

Name	Votes For	Votes Withheld/ Abstentions
James M. Campbell, Jr.	5,517,655	439,358
R. Larry Campbell	5,554,441	402,572
Thomas A. Jordan	5,471,873	485,139
H. Ray McKenney, Jr.	5,496,268	460,745

Proposal 2: The approval of an amendment to the corporation’s articles of incorporation to increase the number of authorized shares of common stock from 50,000,000 to 150,000,000.

Votes For	Votes Against	Abstentions
7,006,675	1,278,705	97,818

Proposal 3: The ratification of the appointment of Dixon Hughes PLLC as the corporation’s independent registered public accounting firm for the year ending December 31, 2010.

Votes For	Votes Against	Abstentions
8,013,265	233,215	136,718

Proposal 4: The nonbinding advisory approval of the compensation of the corporation’s executive officers.

Votes For	Votes Against	Abstentions
6,899,190	1,337,886	146,122

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB UNITED CORP.

Date: May 25, 2010	By	/s/ Mark A. Severson
Mark A. Severson
Executive Vice President